Exhibit 21

Subsidiaries of Merry Land Properties, Inc.

                                                             State of
                                                           ------------
                                                           Organization         Entity Type/Ownership
                                                           ------------   -----------------------------------
Merry Land Properties, Inc.                                 Georgia         Corporation
Merry Land Property Management, Inc.                        Georgia         Subsidiary Corporation-MLP
ML South Augusta, Inc.                                      Georgia         Subsidiary Corporation-MLP
ML Apartments I, Inc.                                       Georgia         Subsidiary Corporation-MLP
ML Apartments II, Inc.                                      Georgia         Subsidiary Corporation-MLP
ML Apartments III, Inc.                                     Georgia         Subsidiary Corporation-MLP
ML Apartments IV, Inc.                                      Georgia         Subsidiary Corporation-MLP

                                                                                      Partners
                                                                          -----------------------------------
Greentree LLC                                               Georgia         LLC    MLP-99.5% / MLI-.05%
Marsh Cove Apartments LLC                                   Georgia         LLC    MLP-99.5% / MLI-.05%
ML Hammocks at Long Point, L.L.C.                           Georgia         LLC    MLP-99.5% / MLIII-.05%
ML Huntington, L.L.C.                                       Georgia         LLC    MLP-99.5% / MLIV-.05%
ML Magnolia Villa, L.L.C.                                   Georgia         LLC    MLP-99.5% / MLIII-.05%
ML Summit Place, L.L.C.                                     Georgia         LLC    MLP-99.5% / MLIV-.05%
ML Windsor Place, L.L.C.                                    Georgia         LLC    MLP-99.5% / MLIV-.05%
ML Woodcrest (Augusta), L.L.C.                              Georgia         LLC    MLP-99.5% / MLIV-.05%
Quarterdeck Apartments LLC                                  Georgia         LLC    MLP-99.5% / MLI-.05%
Waters Edge Apartments LLC                                  Georgia         LLC    MLP-99.5% / MLII-.05%
West Wind Landing LLC                                       Georgia         LLC    MLP-99.5% / MLII-.05%
ML James Island Apartments, L.P.                            Georgia         LP     MLP-97% / MLPM-3%
ML Whitemarsh LLC                                           Georgia         LLC    MLP-100%
Merritt at Godley Station, LLC                              Georgia         LLC    MLP-35%
SG Cypress Cove Venture LLC                                 Georgia         LLC    MLP-10%
214 Calhoun Street Condominiums, LLC                        Georgia         LLC    MLP-100%
Frederick Shaffer House Horizontal Property Regime, Inc.    Georgia         C Corporation-Other